                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-KA

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  September 10, 1998

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California 95661
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

     On August 11, 1998, Waste Connections, Inc. ("WCI") filed a Form 8-K describing the merger on July 31, 1998, of WCI Acquisition Corporation, a Nebraska corporation wholly owned by WCI, into Shrader Refuse and Recycling Service Company ("Shrader"), a Nebraska corporation, and the acquisition by Shrader of certain real estate used in Shrader's business. Certain financial statements of Shrader and certain pro forma financial data were not then available and therefore were not included in the August 11, 1998, Form 8-K filing. WCI hereby amends its Form 8-K filed on August 11, 1998, to include the financial statements and pro forma financial information set forth below in
Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

     Shrader Refuse and Recycling Service Company

          Report of Grant Thornton LLP, Independent Auditors

          Balance Sheets as of September 30, 1996 and 1997
               (Audited) and June 30, 1998 (Unaudited)

          Statements of Income for the years ended September 30, 1996 and 1997 (Audited) and the nine months ended
               June 30, 1997 and 1998 (Unaudited)

          Statement of Stockholders Equity for the years ended
               September 30, 1996 and 1997 (Audited) and the nine months ended June 30, 1998 (Unaudited)

          Statements of Cash Flows for the years ended September
               30, 1996 and 1997 (Audited) and the nine months ended June 30, 1997 and 1998 (Unaudited)

          Notes to Financial Statements

     (b)  Pro Forma Financial Information.

     Waste Connections, Inc. Unaudited Pro Forma Financial Statements

          Introduction to Unaudited Pro Forma Consolidated
               Financial Statements

          Unaudited Pro Forma Consolidated Statement of
               Operations for the year ended December 31, 1997

          Unaudited Pro Forma Consolidated Statement of
               Operations for the six months ended June 30, 1998

          Notes to Unaudited Pro Forma Consolidated Statements of Operations

          Unaudited Pro Forma Consolidated Balance Sheet as of
               June 30, 1998

          Notes to Unaudited Pro Forma Consolidated Balance Sheet

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Shrader Refuse and Recycling Service Company

     We have audited the accompanying balance sheets of Shrader Refuse and Recycling Service Company as of September 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shrader Refuse and Recycling Service Company at September 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Lincoln, Nebraska
August 24, 1998

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                               SEPTEMBER 30,
                                                              ----------------      JUNE 30,
                                                               1996      1997         1998
                                                              ------    ------    -------------
                                                                                   (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  287    $  116       $  342
  Marketable equity securities..............................     246       403          576
  Accounts receivable, less allowance for doubtful accounts
     of $29 and $32 at September 30, 1996 and 1997,
     respectively...........................................     674       897          808
  Prepaid expenses..........................................      37        69           79
                                                              ------    ------       ------
          Total current assets..............................   1,244     1,485        1,805
Property and equipment, net.................................   3,939     5,195        5,112
Goodwill, net...............................................     223       214          209
Other assets................................................     122       157          208
                                                              ------    ------       ------
                                                              $5,528    $7,051       $7,334
                                                              ======    ======       ======

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  244    $  202       $  323
  Accrued liabilities.......................................     100       103          117
  Current portion of long-term debt.........................     763       703          703
  Current portion of capital lease obligations..............      18        97           97
                                                              ------    ------       ------
          Total current liabilities.........................   1,125     1,105        1,240
Long-term debt, net of current portion......................   1,676     1,258          959
Capital lease obligations, net of current portion...........     338     1,583        1,511
Commitments and contingencies (Note F)
Stockholders' equity:
     Common stock: $1 par value; 10,000 shares authorized;
       8,571 shares issued and outstanding..................       9         9            9
  Retained earnings.........................................   2,338     3,012        3,465
  Net unrealized gain on marketable equity securities.......      42        84          150
                                                              ------    ------       ------
          Total stockholders' equity........................   2,389     3,105        3,624
                                                              ------    ------       ------
                                                              $5,528    $7,051       $7,334
                                                              ======    ======       ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                    NINE
                                                             YEAR ENDED         MONTHS ENDED
                                                           SEPTEMBER 30,          JUNE 30,
                                                          ----------------    ----------------
                                                           1996      1997      1997      1998
                                                          ------    ------    ------    ------
                                                                                (UNAUDITED)
Revenues................................................  $5,461    $6,896    $5,027    $5,382
Operating expenses:
  Cost of operations....................................   3,861     4,601     3,241     3,479
  Selling, general and administrative...................     516       567       426       425
  Depreciation and amortization.........................     565       770       546       697
                                                          ------    ------    ------    ------
                                                           4,942     5,938     4,213     4,601
                                                          ------    ------    ------    ------
Income from operations..................................     519       958       814       781
Other income (expense):
  Interest expense......................................    (206)     (292)     (219)     (287)
  Other income, net.....................................      35        59        19        19
                                                          ------    ------    ------    ------
                                                            (171)     (233)     (200)     (268)
                                                          ------    ------    ------    ------
Net income..............................................  $  348    $  725    $  614    $  513
                                                          ======    ======    ======    ======
Pro forma income taxes (unaudited) (Note G).............  $  141    $  290    $  245    $  206
                                                          ------    ------    ------    ------
Pro forma net income (unaudited) (Note G)...............  $  207    $  435    $  369    $  307
                                                          ======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1996 AND 1997
                    AND THE NINE MONTHS ENDED JUNE 30, 1998
   (INFORMATION RELATED TO THE NINE MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                   NET
                                                                                UNREALIZED
                                                                              GAIN (LOSS) ON
                                                  COMMON STOCK                  MARKETABLE         TOTAL
                                                 ---------------   RETAINED       EQUITY       STOCKHOLDERS'
                                                 SHARES   AMOUNT   EARNINGS     SECURITIES        EQUITY
                                                 ------   ------   --------   --------------   -------------
Balance October 1, 1995........................  8,571      $9      $2,154         $ (2)          $2,161
Net income.....................................     --      --         348           --              348
Distributions to stockholders..................     --      --        (164)          --             (164)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           44               44
                                                 -----      --      ------         ----           ------
Balance at September 30, 1996..................  8,571       9       2,338           42            2,389
Net income.....................................     --      --         725           --              725
Distributions to stockholders..................     --      --         (51)          --              (51)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           42               42
                                                 -----      --      ------         ----           ------
Balance at September 30, 1997..................  8,571       9       3,012           84            3,105
Net income.....................................     --      --         513           --              513
Distributions to stockholders..................     --      --         (60)          --              (60)
Change in net unrealized gain (loss) on
  marketable equity securities.................     --      --          --           66               66
                                                 -----      --      ------         ----           ------
Balance at June 30, 1998.......................  8,571      $9      $3,465         $150           $3,624
                                                 =====      ==      ======         ====           ======

         The accompanying notes are an integral part of this statement.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         NINE
                                                                 YEAR ENDED          MONTHS ENDED
                                                                SEPTEMBER 30,          JUNE 30,
                                                              -----------------    ----------------
                                                               1996       1997      1997      1998
                                                              -------    ------    ------    ------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   348    $  725    $  614    $  513
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      565       770       546       697
     Realized (gain) loss on marketable equity securities...        8       (23)      (19)      (19)
     Gain on sale of property and equipment.................       (6)       (8)       --        --
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................      (25)     (223)      (49)       89
       Prepaid expenses.....................................       16       (32)       (7)      (10)
       Other assets.........................................       (6)      (35)      (85)      (51)
       Accounts payable.....................................       73       (42)      (30)      121
       Accrued liabilities..................................       23         3        18        14
                                                              -------    ------    ------    ------
          Net cash provided by operating activities.........      996     1,135       988     1,354
                                                              -------    ------    ------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........   (2,010)     (655)     (395)     (609)
  Proceeds from sale of property and equipment..............        6        26        --        --
  Purchases of marketable equity securities.................     (272)     (307)     (273)     (232)
  Proceeds from sale of marketable equity securities........       81       215       184       144
                                                              -------    ------    ------    ------
          Net cash used in investing activities.............   (2,195)     (721)     (484)     (697)
                                                              -------    ------    ------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    1,777       300       120       250
  Principal payments on long-term debt and capital lease
     obligations............................................     (518)     (834)     (617)     (621)
  Cash distributions made to stockholders...................     (164)      (51)      (39)      (60)
                                                              -------    ------    ------    ------
          Net cash provided by (used in) financing
            activities......................................    1,095      (585)     (536)     (431)
                                                              -------    ------    ------    ------
Net change in cash and cash equivalents.....................     (104)     (171)      (32)      226
Cash and cash equivalents:
  Beginning of period.......................................      391       287       287       116
                                                              -------    ------    ------    ------
  End of period.............................................  $   287    $  116    $  255    $  342
                                                              =======    ======    ======    ======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................  $   206    $  299    $  219    $  287
                                                              =======    ======    ======    ======
  Capital lease obligations incurred for the purchase of
     property and equipment.................................  $   376    $1,380    $1,380    $   --
                                                              =======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 1. Organization and Business

     Shrader Refuse and Recycling Service Company (the "Company") is a non-hazardous solid waste services company that provides collection, hauling, disposal and recycling services to residential and commercial customers in various counties of Nebraska.

     The Company derives a portion of its revenue from exclusive municipal contracts, of which a significant number will be subject to competitive bidding at some time in the future. The Company intends to bid on additional municipal contracts as a means of adding customers. There can be no assurance that the Company will be the successful bidder to obtain or retain contracts that come up for competitive bidding.

 2. Sale of the Company

     On July 31, 1998, the Company's stockholders sold all capital stock of the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

 3. Interim Financial Information

     The unaudited interim financial statements as of June 30, 1998 and for the nine months ended June 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998.

 4. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 5. Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 6. Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

 7. Marketable Equity Securities

     The Company's marketable equity securities are classified as "available for sale" and stated at market value. Unrealized holding gains and losses on such securities are reported as a separate component of stockholders' equity until realized.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Gains and losses on the disposition of marketable equity securities are determined using the first-in, first-out method. Declines in the fair value of individual securities below their cost that are other than temporary are recorded as realized losses through a charge to income.

 8. Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Buildings under capital leases...........................    10 years
Machinery and equipment..................................  3-10 years
Rolling stock............................................  5-10 years
Containers...............................................  5-12 years

 9. Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the tangible net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years.

10. Revenue Recognition

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

11. Income Taxes

     The Company operates under Subchapter "S" of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities of the Company's operations flow through to the individual shareholders.

12. Significant Customer

     The Company has one major customer which represents 16% of total revenues for the year ended September 30, 1997.

NOTE B -- MARKETABLE EQUITY SECURITIES

     At September 30, 1996 and 1997, the aggregate market value of marketable equity securities exceeded their aggregate cost by $42 and $84, respectively. Gross unrealized gains totaled $44 and $89 and gross unrealized losses totaled $2 and $5 at September 30, 1996 and 1997, respectively.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE B -- MARKETABLE EQUITY SECURITIES (CONTINUED)
     Proceeds from sales of marketable equity securities during the years ended September 30, 1996 and 1997 were $81 and $215, respectively. Gross gains of $4 and gross losses of $12 were realized on sales during 1996. Gross gains of $37 and gross losses of $14 were realized on sales during 1997.

NOTE C -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Buildings under capital leases.......................  $  376    $1,756       $1,756
Machinery and equipment..............................     440       455          471
Rolling stock........................................   3,359     3,656        4,009
Containers...........................................   1,781     2,089        2,328
                                                       ------    ------       ------
                                                        5,956     7,956        8,564
Less accumulated depreciation and amortization.......   2,017     2,761        3,452
                                                       ------    ------       ------
                                                       $3,939    $5,195       $5,112
                                                       ======    ======       ======

NOTE D -- GOODWILL

     Goodwill is comprised of the following:

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Goodwill.............................................  $  351    $  351       $  351
Accumulated amortization.............................     128       137          142
                                                       ------    ------       ------
                                                       $  223    $  214       $  209
                                                       ======    ======       ======

NOTE E -- FINANCING ARRANGEMENTS

                                                        SEPTEMBER 30,
                                                       ----------------      JUNE 30,
                                                        1996      1997         1998
                                                       ------    ------    -------------
                                                                            (UNAUDITED)
Notes payable to bank bearing interest at rates
  ranging from 7.75% to 9.50%, payable in monthly
  installments of principal and interest; maturing
  through August 2001................................  $2,244    $1,766       $1,467
Note payable to related party, with interest at 9%
  per annum payable quarterly until monthly
  installments of principal and interest commence on
  November 1997. This note matures July 2003 and is
  without collateral.................................     195       195          195
                                                       ------    ------       ------
                                                        2,439     1,961        1,662
Less current portion.................................     763       703          703
                                                       ------    ------       ------
Long-term debt, net of current portion...............  $1,676    $1,258       $  959
                                                       ======    ======       ======

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE E -- FINANCING ARRANGEMENTS (CONTINUED)
     On July 1, 1998, the Company entered into an $875 credit facility with a bank maturing December 2001. The credit facility is a line of credit through January 1, 1999, whereupon all borrowings under the facility will be refinanced on a note payable due in monthly installments through December 2001. Borrowings bear interest at 8.0% per annum. During July 1998, the Company utilized all of the credit facility for equipment purchases.

     The notes payable to bank and the credit facility are collateralized by substantially all of the Company's assets and the personal guarantees of the stockholders. The Company is subject to certain restrictive covenants with the bank, which among other things, require that a specified debt service coverage ratio be maintained and restrict the payment of dividends solely to amounts sufficient to meet the tax requirements of the stockholders relative to the Company's status as a Subchapter "S" Corporation. The Company was in compliance with or received waivers of the covenant requirements for the year ended September 30, 1997.

     As of September 30, 1997, aggregate contractual future principal payments by fiscal year are due as follows:

1998................................................  $  703
1999................................................     546
2000................................................     355
2001................................................     284
2002................................................      39
Thereafter..........................................      34
                                                      ------
                                                      $1,961
                                                      ======

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, all of the outstanding long-term debt of the Company was repaid.

NOTE F -- COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases three facilities from a related party under two ten-year leases expiring in 2005 and 2007. For financial reporting purposes, minimum lease rentals relating to the facilities have been capitalized. The related assets and obligations have been recorded using the Company's implicit borrowing rate at the inception of the leases. The following amounts are included in property and equipment as buildings under capital leases:

                                                  SEPTEMBER 30,
                                                  --------------     JUNE 30,
                                                  1996     1997        1998
                                                  ----    ------    -----------
                                                                    (UNAUDITED)
Buildings.......................................  $376    $1,756      $1,756
Less accumulated amortization...................    38       121         253
                                                  ----    ------      ------
                                                  $338    $1,635      $1,503
                                                  ====    ======      ======

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
     The following is a schedule by fiscal years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 1997:

1998........................................................  $  321
1999........................................................     321
2000........................................................     321
2001........................................................     321
2002........................................................     321
Thereafter..................................................   1,368
                                                              ------
Total minimum lease payments................................   2,973
Less amount representing interest...........................   1,293
                                                              ------
                                                              $1,680
                                                              ======
Current portion.............................................  $   97
Long-term portion...........................................   1,583
                                                              ------
                                                              $1,680
                                                              ======

     Prior to entering into the current leases, the Company leased these facilities on a month-to-month basis from the related party. The Company recognized rent expense of $171 and $117 in fiscal 1996 and 1997, respectively. Total rent and minimum lease payments to the related party during fiscal 1996 and 1997 were $249 and $260, respectively.

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, the current leases were terminated, two of the three facilities were acquired and the remaining facility was leased under a two-year lease with an option to extend for an additional two years through July 2002.

  Noncompete Agreement

     The Company has a noncompete agreement with a related party that requires the Company to pay $4 a month through October 1997 provided the related party abides by the noncompete agreement. The Company paid the related party $44 in each of the fiscal years ended September 30, 1996 and 1997.

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED) during the normal operation of the waste management business. As of September 30, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

NOTE G -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Unaudited pro forma information reflects income tax expense as if the Company had been subject to federal and state income taxes. The pro forma provisions for income taxes for the years ended September 30, 1996 and 1997 and the nine month periods ended June 30, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to state income taxes and certain non-deductible expenses.

     The following is a summary of pro forma income taxes for the years ended September 30, 1996 and 1997:

                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1996     1997
                                                              -----    -----
Current:
  Federal...................................................  $ 47     $ 66
  State.....................................................    10       14
Deferred:
  Federal...................................................    69      171
  State.....................................................    15       39
                                                              ----     ----
Pro forma income taxes......................................  $141     $290
                                                              ====     ====

     The Company's pro forma deferred income tax liabilities of approximately $739 and $949 at September 30, 1996 and 1997, respectively, relate principally to differences between tax and financial methods of reporting depreciation expense and the use of the cash method of accounting for income tax purposes which gives rise to differences between financial statement and tax return recognition of receivables, prepaid expenses, accounts payable and accrued liabilities.

NOTE H -- FINANCIAL INSTRUMENTS

     The following estimated fair value information pertains to the Company's financial instruments and does not purport to represent the aggregate net fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

     Marketable equity securities: Quoted market prices for the Company's marketable equity securities are used to estimate fair value.

     Long-term debt and capital lease obligations: Current incremental borrowing rates for similar type borrowings are used to estimate the fair value of the Company's long-term debt and capital lease obligations.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE H -- FINANCIAL INSTRUMENTS (CONTINUED)
     The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                                       SEPTEMBER 30, 1996       SEPTEMBER 30, 1997
                                                      ---------------------    ---------------------
                                                                  ESTIMATED                ESTIMATED
                                                      CARRYING      FAIR       CARRYING      FAIR
                                                       AMOUNT       VALUE       AMOUNT       VALUE
                                                      --------    ---------    --------    ---------
Financial Assets:
  Cash and cash equivalents.........................   $  287      $  287       $  116      $  116
  Marketable equity securities......................      246         246          403         403
Financial Liabilities:
  Long-term debt....................................    2,439       2,528        1,961       1,970
  Capital lease obligations.........................      356         486        1,680       2,038

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 assumes the Company's acquisition of Shrader Refuse and Recycling Service Company ("Shrader") occurred on that date. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998, give effect to the business combinations involving Waste Connections, Inc., (the "Company"), its predecessors, Madera Disposal Systems, Inc. ("Madera"), Arrow Sanitary Service, Inc. ("Arrow") and Shrader as if such business combinations occurred on January 1, 1997. Such combinations were accounted for using the purchase method of accounting.

     The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. The Company has not and cannot quantify all of these savings due to the short period of time since the predecessor, Madera, Arrow and Shrader acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Consolidated Financial Statements.

     The Unaudited Pro Forma Consolidated Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period. Because the Company, its predecessors, Madera, Arrow and Shrader were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the other financial statements and notes thereto included in the Company's Prospectus dated September 9, 1998, as well as information included under the headings "Selected Financial Data,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included therein.

                            WASTE CONNECTIONS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                      WASTE                                            PRO FORMA
                                  CONNECTIONS,                                           WASTE
                                      INC.                                            CONNECTIONS,
                                   PERIOD FROM                       PRO FORMA          INC. AND         MADERA
                                    INCEPTION     PREDECESSORS      ADJUSTMENTS       PREDECESSORS      DISPOSAL
                                  (SEPTEMBER 9,   COMBINED NINE   TO COMBINE WASTE      COMBINED      SYSTEMS, INC.
                                    1997) TO      MONTHS ENDED      CONNECTIONS,       YEAR ENDED      YEAR ENDED
                                  DECEMBER 31,    SEPTEMBER 30,       INC. AND        DECEMBER 31,    DECEMBER 31,
                                      1997            1997          PREDECESSORS          1997            1997
                                  -------------   -------------   ----------------   --------------   -------------
Revenues........................    $   6,237        $18,114           $   --           $24,351          $7,845
Operating expenses:
 Cost of operations.............        4,703         14,753             (146)(a)        19,015           5,289
                                                                         (195)(b)
                                                                         (100)(c)
 Selling, general and
   administrative...............          619          3,009             (570)(d)         2,926           1,041
                                                                         (132)(e)
 Depreciation and
   amortization.................          354          1,083               81(f)          1,416             627
                                                                         (102)(g)
 Start-up and integration.......          493             --               --               493              --
 Stock compensation.............        4,395             --               --             4,395              --
                                    ---------        -------           ------           -------          ------
Income (loss) from operations...       (4,327)          (731)           1,164            (3,894)            888
Interest expense................       (1,035)          (456)             456(h)         (1,253)           (280)
                                                                         (218)(h)
Other income (expense), net.....          (36)            14               --               (22)            173
                                    ---------        -------           ------           -------          ------
Income (loss) before (provision)
 benefit for income taxes.......       (5,398)        (1,173)           1,402            (5,169)            781
(Provision) benefit for income
 taxes..........................          332             --             (561)(i)           240              --
                                                                          469(j)
                                    ---------        -------           ------           -------          ------
Net income (loss)...............    $  (5,066)       $(1,173)          $1,310           $(4,929)         $  781
                                    =========        =======           ======           =======          ======
Redeemable convertible preferred
 stock accretion................    $    (531)
                                    ---------
Net loss applicable to common
 stockholders...................    $  (5,597)
                                    =========
Basic net loss per common
 share..........................    $   (2.99)
                                    =========
Shares used in the per share
 calculation....................    1,872,567
                                    =========


                                                      SHRADER
                                      ARROW           REFUSE
                                     SANITARY         SERVICE
                                  SERVICE, INC.       COMPANY
                                       YEAR            YEAR
                                      ENDED            ENDED
                                  SEPTEMBER 30,    SEPTEMBER 30,    PRO FORMA
                                       1997            1997        ADJUSTMENTS     PRO FORMA
                                  --------------   -------------   -----------     ---------
Revenues........................      $6,209            6,896             --       $  45,301
Operating expenses:
 Cost of operations.............       4,970            4,601             --          33,875
 Selling, general and
   administrative...............         776              567            (83)(k)       5,043
                                                                        (184)(v)
 Depreciation and
   amortization.................         143              770           (377)(l)       2,984
                                                                         364(m)
                                                                         (78)(q)
                                                                         265(r)
                                                                        (585)(w)
                                                                         439(x)
 Start-up and integration.......          --               --             --             493
 Stock compensation.............          --               --             --           4,395
                                      ------          -------        -------       ---------
Income (loss) from operations...         320              958            239          (1,489)
Interest expense................         (72)            (292)           280(n)       (3,527)
                                                                        (897)(o)
                                                                          72(s)
                                                                        (606)(t)
                                                                        (771)(z)
                                                                         292(y)
Other income (expense), net.....          (2)              59
                                                                          --             208
                                      ------          -------        -------       ---------
Income (loss) before (provision)
 benefit for income taxes.......         246              725         (1,391)         (4,808)
(Provision) benefit for income
 taxes..........................        (117)                           (297)(p)          20
                                                                         198(i)
                                                                         226(u)
                                                                        (290)(aa)
                                                                          60(ab)
                                      ------          -------        -------       ---------
Net income (loss)...............      $  129              725        $(1,494)      $  (4,788)
                                      ======          =======        =======       =========
Redeemable convertible preferred
 stock accretion................                                                   $    (531)
                                                                                   ---------
Net loss applicable to common
 stockholders...................                                                   $  (5,319)
                                                                                   =========
Basic net loss per common
 share..........................                                                   $   (2.03)
                                                                                   =========
Shares used in the per share
 calculation....................                                                   2,623,883
                                                                                   =========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                    WASTE
                                CONNECTIONS,         MADERA                            SHRADER
                                    INC.            DISPOSAL       ARROW SANITARY   REFUSE SERVICE
                                CONSOLIDATED     SYSTEMS, INC.     SERVICE, INC.       COMPANY
                                 SIX MONTHS        ONE MONTH        FIVE MONTHS       SIX MONTHS
                                    ENDED            ENDED             ENDED            ENDED         PRO FORMA        PRO FORMA
                                JUNE 30, 1998   JANUARY 31, 1998    MAY 31, 1998    JUNE 30, 1998    ADJUSTMENTS       COMBINED
                                -------------   ----------------   --------------   --------------   -----------      -----------
Revenues......................    $  18,520          $ 611             $2,508           $3,505          $  --          $  25,144
Operating expenses:
  Cost of operations..........       12,830            412              1,836            2,264             --             17,342
  Selling, general and
    administrative............        1,868            112                385              310            (19)(k)          2,564
                                                                                                          (92)(v)
  Depreciation and
    amortization..............        1,359             69                 67              471            (19)(l)(m)       1,877
                                                                                                           90(q)(r)
                                                                                                         (160)(w)(x)
  Stock compensation..........          441             --                 --               --             --                441
                                  ---------          -----             ------           ------          -----          ---------
Income (loss) from
  operations..................        2,022             18                220              460            200              2,920
Interest expense..............         (731)          (289)               (14)            (191)            14(s)          (1,631)
                                                                                                         (239)(t)
                                                                                                          191(y)
                                                                                                         (372)(z)
Other income (expense), net...           --             16                  2               11             --                 29
                                  ---------          -----             ------           ------          -----          ---------
Income (loss) before
  (provision) benefit for
  income taxes................        1,291           (255)               208              280           (206)             1,318
(Provision) benefit for income
  taxes.......................         (717)            --                (89)              --             83(p)(i)         (669)
                                                                                                          (64)(aa)(ab)
                                                                                                          118(u)
                                  ---------          -----             ------           ------          -----          ---------
Net income (loss) before
  extraordinary item..........    $     573          $(255)            $  119           $  280          $ (69)         $     649
                                  =========          =====             ======           ======          =====          =========
Extraordinary Item -- early
  extinguishment of debt, net
  of tax benefit of $165......         (815)                                                                                (815)
                                  ---------                                                                            ---------
Net loss......................    $    (242)                                                                           $    (166)
                                  =========                                                                            =========
Redeemable convertible
  preferred stock accretion...    $    (917)                                                                           $    (917)
                                  ---------                                                                            ---------
Net loss applicable to common
  stockholders................    $  (1,159)                                                                           $  (1,083)
                                  =========                                                                            =========
Basic and diluted earnings per
  common share
Income (loss) before
  extraordinary item..........    $   (0.09)                                                                           $   (0.06)
Extraordinary item............        (0.20)                                                                               (0.18)
                                  ---------                                                                            ---------
Net loss per common share.....    $   (0.31)                                                                           $   (0.24)
                                  =========                                                                            =========
Shares used in the per share
  calculations:
  Basic and diluted...........    3,714,027                                                                            4,449,905
                                  =========                                                                            =========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     ASSUMPTIONS. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997, and for the six months ended June 30, 1998 are presented as if the acquisitions of the Company's predecessors, Madera, Arrow and Shrader had occurred on January 1, 1997.

     ACQUISITIONS. The acquisitions are being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase prices and their allocations are preliminary. The preliminary purchase prices of Madera, Arrow and Shrader consist of the following:

                                                        MADERA      ARROW     SHRADER
                                                        -------    -------    -------
Cash paid to shareholders...........................     $6,949    $ 7,537    $ 8,106
Common stock issued.................................      7,500      3,045      9,997
Liabilities assumed.................................      4,256        769      2,102
Sellers note........................................         --         --        378
Acquisition costs...................................        180        125        225
Common stock warrants issued........................        954         --         --
                                                        -------    -------    -------
                                                        $19,839    $11,476    $20,808
                                                        =======    =======    =======

     The Company has preliminarily allocated the purchase prices as follows:

                                                        MADERA      ARROW     SHRADER
                                                        -------    -------    -------
Tangible assets purchased...........................     $4,534    $   898    $ 4,378
Goodwill............................................     14,580     10,528     16,300
Covenant not to compete.............................         --         50        130
Long-term franchise agreements and contracts........        725         --         --
                                                        -------    -------    -------
                                                        $19,839    $11,476    $20,808
                                                        =======    =======    =======

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated statements of operations:

     (a) To eliminate BFI corporate environmental expense allocation related to BFI landfill closure costs which do not exist for the Company.

     (b) To record amortization of the loss contract accrual that was recorded in connection with the acquisitions of the predecessor operations. The loss contract accrual is being amortized to operating expenses over the related terms of the loss contracts which range from 6 to 65 months. The loss contract accrual represents the estimated incremental losses to the Company related to certain unfavorable contracts the Company acquired in connection with the acquisition of the predecessor operations.

     (c) To reduce facilities lease expense to the amounts provided for in the sublease agreement entered into with BFI in connection with the acquisitions of the predecessor operations. The sublease agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (d) To reduce BFI corporate overhead expense allocations to the amount of corporate overhead currently being incurred by the Company.

     (e) To eliminate consulting expenses incurred by BFI related to the acquisition of The Disposal Group which the Company did not assume in connection with the acquisitions of the predecessors. The non-assumption of the consulting agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     (f) To increase depreciation for the increase in the property and equipment's carrying value to fair value related to the Madera acquisition.

     (g) To decrease goodwill amortization for the lower goodwill amount recorded by the Company in connection with its acquisition of the predecessor operations.

     (h) To eliminate the predecessor's interest expense and record interest expense on the debt obligations incurred by the Company in connection with the acquisitions of the predecessors.

     (i) To record the estimated tax provision associated with the pro forma adjustments for the Madera acquisition using the Company's estimated effective tax rate of 40%.

     (j) To record an income tax benefit for the net operating loss incurred by the Company's predecessors for the nine months ended September 30, 1997 using the Company's effective tax rate of 40%.

     (k) To adjust officers' salaries to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition to the closing of the Madera acquisition.

     (l) To reduce depreciation for the reduction in the property and equipment's carrying value to fair value related to the Madera acquisition.

     (m) To increase goodwill amortization for the increase in goodwill resulting from the Madera acquisition. Goodwill is being amortized over a term of 40 years.

     (n) To eliminate interest expense associated with the outstanding debt obligations of Madera which were paid-off in connection with the acquisition.

     (o) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the Madera acquisition.

     (p) To record income taxes for Madera, which was a subchapter S corporation for income tax purposes for all periods prior to its acquisition by the Company. The effective income tax rate used was 38%.

     (q) To reduce depreciation for the reduction in property and equipment's carrying value to fair value related to the Arrow acquisition.

     (r) To increase goodwill and covenant not to compete amortization for the increases resulting from the Arrow acquisition. Goodwill is amortized over a term of 40 years and the covenant not to compete is amortized over a term of five years.

     (s) To eliminate interest expense associated with the debt obligations of Arrow which were paid off in connection with the acquisition.

     (t) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the Arrow acquisition.

     (u) To record the estimated tax provision associated with the pro forma adjustments for the Arrow acquisition at an estimated effective tax rate of 38%.

     (v) To adjust officers salaries to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition of closing of the Shrader acquisition.

     (w) To reduce depreciation for the reduction in property and equipment's carrying value to fair value related to the Shrader acquisition.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     (x) To increase goodwill and covenant not to compete amortization for the increases resulting from the Shrader acquisition. Goodwill is amortized over a term of 40 years and the covenant not to compete is amortized over a term of five years.

     (y) To eliminate interest expense associated with debt obligations of Shrader which were paid off in connection with the Shrader acquisition.

     (z) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the Shrader acquisition.

     (aa) To record income taxes for Shrader, which was a subchapter S corporation for income tax purposes for all periods prior to its acquisition by the Company. The effective income tax rate used was 40%.

     (ab) To record the estimated tax provisions associated with the pro forma adjustments for Shrader using the Company's estimated effective tax rate of 40%.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     PRO FORMA PER SHARE DATA. The shares used in computing the unaudited pro forma net loss per share for the year ended December 31, 1997, and the six months ended June 30, 1998 are based upon the pro forma number of common shares as summarized in the table below. See Note 1 of the Company's Notes to Financial Statements included elsewhere herein for information concerning the computation of basic and diluted net income (loss) per share.

                                                                     SIX MONTHS
                                                     YEAR ENDED        ENDED
                                                    DECEMBER 31,      JUNE 30,
                                                        1997            1998
                                                    ------------    ------------
Company weighted average shares outstanding.......    1,872,567       3,714,027
Shares issued in connection with the acquisition
  of Arrow........................................      213,750         198,312(1)
Shares issued in connection with the acquisition
  of Shrader......................................      537,566         537,566
                                                     ----------     -----------
Shares used in calculating pro forma basic net
  loss per share..................................    2,623,883       4,449,905
                                                     ==========     ===========

---------------
(1) Includes only incremental shares issued for acquisition of Arrow because 15,438 shares are already included in the Company's weighted average shares outstanding for the six months ended June 30, 1998.

     ACQUISITION COSTS. The Company incurred costs of $180 related to the Madera acquisition, which have been factored into the purchase price. Costs incurred by Madera were expensed as incurred. The Company incurred costs of $95 related to the Arrow acquisition, which have been factored into the purchase price. Costs incurred by Arrow were expensed as incurred. The Company incurred costs of $225 related to the Shrader acquisition, which were factored into the purchase price. Costs incurred by Shrader were expensed as incurred.

     CONTINGENT PAYMENTS. In connection with the Madera and Shrader acquisitions the Company is required to pay contingent consideration to certain former shareholders of the respective companies, subject to their involvement in specified events that give rise to the consideration. No amounts related to these contingent payments have been included in the pro forma financial statements as the events which would give rise to such payments have not yet occurred nor are probable.

     OTHER. The Professional Cleaning business of Madera ceased operations in July 1997. This business had revenues of $193 and an operating loss of $215 during the year ended December 31, 1997.

     Shortly before the acquisition of the predecessor operations by the Company, BFI amended a franchise agreement with a municipality which provided for a reduction in the franchise fees. Had this amended franchise agreement been in effect as of January 1, 1997, pro forma cost of operations would have been approximately $135 lower during the year ended December 31, 1997.

                            WASTE CONNECTIONS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                 SHRADER
                                                 WASTE           REFUSE
                                           CONNECTIONS, INC.     SERVICE     PRO FORMA
                                              CONSOLIDATED       COMPANY    ADJUSTMENTS      PRO FORMA
                                           ------------------    -------    -----------      ---------
ASSETS
Current assets:
  Cash...................................       $ 3,243          $  342       $(8,331)(1)    $  3,585
                                                                               (1,662)(4)
                                                                                9,993(5)
  Marketable securities..................            --             576            --             576
  Accounts receivable, net...............         6,430             808            --           7,238
  Prepaid expenses and other current
     assets..............................           650              79            --             729
                                                -------          ------       -------        --------
          Total current assets...........        10,323           1,805            --          12,128
Property and equipment, net..............        14,595           5,112        (2,747)(2)      16,960
Goodwill, net............................        50,970             209        16,091(3)       67,270
Other assets.............................         3,560             208           130(3)        3,898
                                                -------          ------       -------        --------
                                                $79,448          $7,334       $13,474        $100,256
                                                =======          ======       =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................       $ 5,119          $  323       $    --        $  5,442
  Deferred revenue.......................         1,405              --            --           1,405
  Accrued liabilities....................         2,129             117            --           2,246
  Current portion of long term debt......            --             703          (703)(4)          --
  Current portion of notes payable.......           465              --           124(8)          589
  Current portion of capital leases......                            97           (97)(4)          --
  Current portion of accrued losses on
     acquired contracts..................           323              --            --             323
                                                -------          ------       -------        --------
          Total current liabilities......         9,441           1,240          (676)         10,005
Accrued losses on acquired contracts.....         1,076              --                         1,076
Long-term debt, net......................        23,152             959           254(8)       33,399
                                                                                 (959)(4)
                                                                                9,993(5)
Long-term portion of capital lease
  obligations............................                         1,511        (1,511)(4)          --
Deferred income taxes....................           379              --            --             379
Redeemable convertible preferred stock...            --              --            --
Redeemable common stock..................            --              --            --
Stockholders' equity:
  Common stock...........................            85               9            (9)(7)          90
                                                                                    5(6)
  Additional paid-in capital.............        52,774                         9,992(6)       62,766
  Stockholder notes receivable...........           (82)             --            --             (82)
  Deferred stock compensation............          (619)             --            --            (619)
  Unrealized gain on Marketable
     Securities..........................            --             150          (150)(7)          --
  Retained earnings (deficit)............        (6,758)          3,465        (3,465)(7)      (6,758)
                                                -------          ------       -------        --------
          Total stockholders' equity.....        45,400           3,624         6,373          55,397
                                                -------          ------       -------        --------
                                                $79,448          $7,334       $13,474        $100,256
                                                =======          ======       =======        ========

                            See accompanying notes.

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

                            WASTE CONNECTIONS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma consolidated balance sheet as of June 30, 1998 is presented as if the acquisition of Shrader had occurred on June 30, 1998.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet to reflect the acquisition of Shrader.

     (1) Cash payments to former shareholders of Shrader ($8,106) and payment of acquisition costs ($225).

     (2) To reduce plant, property and equipment ($2,747) to its estimated fair value.

     (3) To record excess of the purchase price over the net assets acquired from Shrader for goodwill and intangible assets of $16,300 and $130, respectively.

     (4) Pay off outstanding debt obligations of Shrader ($1,662) and eliminate related party capital lease ($1,608).

     (5) To record additional long term debt associated with the acquisition of Shrader.

     (6) To record the common stock issued in connection with the acquisition of Shrader.

     (7) To eliminate the equity accounts of Shrader.

     (8) To record Seller Notes Payable issued in connection with the acquisition of Shrader.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WASTE CONNECTIONS, INC.
                                        (Registrant)

Date: September 10, 1998                By /s/ Ronald J. Mittelstaedt
                                           ---------------------------------
                                        Ronald J. Mittelstaedt
                                        President and Chief Executive
                                        Officer





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